                                                     EXHIBIT 10.37




              ___________________________________________________

                            STOCK PURCHASE AGREEMENT


                                 by and between


                             LSI LOGIC CORPORATION


                                      and


                           KAWASAKI STEEL CORPORATION


                          Dated as of January 20, 1995

              ___________________________________________________

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I                 SALE AND PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1     Seller's Agreement for Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Purchaser's Agreement to Purchase. . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Approval of Seller's Board.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II                PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         2.1     Purchase Price Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.2     Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.3     Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III               REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . .   3

         3.1     Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . . . .   3
         3.2     Representations and Warranties of Purchaser  . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV                CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         4.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.2     Obligations of Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.3     Obligations of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.4     Post Closing Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE V                 WITHHOLDING TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         5.1     Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VI                MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         6.1     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.2     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.3     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.5     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.6     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.7     Singular Includes Plural . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.8     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.9     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.10    Dates and Times  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

EXECUTION         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Exhibit A:       G/S Promissory Note

Exhibit B:       Opinion of Counsel to Seller, Yanagida, Nomura & Akai

Exhibit C:       Receipt for G/S Promissory Note

Exhibit D:       Opinion of General Counsel of Goldman Sachs

Exhibit E:       Receipt for Shares

Exhibit F:       Opinion of Counsel to Purchaser, Wilson, Sonsini, Goodrich &
                 Rosati

Exhibit G:       Opinion of Counsel to Purchaser, Nagashima & Ohno

                            STOCK PURCHASE AGREEMENT


                 THIS STOCK PURCHASE AGREEMENT is made as of this 20th day of January, 1995, by and between LSI LOGIC CORPORATION, a Delaware corporation ("Purchaser"), and KAWASAKI STEEL CORPORATION, a Japanese corporation ("Seller").


                                    RECITALS

         A. Seller is the beneficial, legal and record owner of Forty Thousand Nine Hundred Ten (40,910) shares of Common Stock (the "Shares") of Nihon Semiconductor, Inc., a Japanese corporation ("NSI").

         B. Seller, Purchaser and NSI have entered into that certain Relationship Modification Agreement dated as of the date hereof (the "Relationship Modification Agreement") which shall become effective, if ever, upon the Closing of this Agreement.

         C. Subject to the terms and conditions of this Agreement, Seller desires to sell, and Purchaser desires to purchase, the Shares.

         NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


                                   ARTICLE I
                               SALE AND PURCHASE

         1.1 Seller's Agreement for Sale. Subject to the terms and conditions set forth in this Agreement, and in consideration of Purchaser's agreement to purchase the Shares, Seller shall sell, assign, transfer and deliver the Shares to Purchaser in accordance with the provisions of Closing as set forth in Article IV of this Agreement.

         1.2 Purchaser's Agreement to Purchase. Subject to the terms and conditions set forth in this Agreement, and in consideration of Seller's agreement to sell the Shares, Purchaser shall purchase, accept and pay for the Shares in accordance with the provisions of payment as set forth in Article II of this Agreement and in accordance with the provisions of Closing as set forth in Article IV of this Agreement.

         1.3 Approval of Seller's Board. Notwithstanding any other provision of this Agreement, Purchaser acknowledges that, as of the date hereof, Seller's Board of Directors has not yet adopted a resolution approving Seller's performance of this Agreement, which resolution of approval is necessary for Seller to perform its obligations under this Agreement and thus to consummate the transactions contemplated in this Agreement. After the execution of this Agreement, Seller's Board of Directors shall review this Agreement and decide whether or not to adopt a resolution approving Seller's performance of this Agreement. If Seller's Board of Directors has not adopted such a resolution approving this Agreement prior to January 26, 1995, then, thereafter, both Seller and Purchaser shall be relieved of any and all further obligations under this Agreement, including their respective obligations to consummate the Closing and to transfer the Shares as contemplated herein. Each party shall bear all costs incurred by such party in contemplation of this Agreement, whether or not Seller's Board of Directors approves this Agreement prior to January 26, 1995.


                                   ARTICLE II
                                 PURCHASE PRICE

         2.1 Purchase Price Terms. Subject to the terms and conditions set forth in this Agreement, in consideration for the sale of Shares as set forth in Section 1.1, Purchaser shall pay to Seller the amount of Seventeen Billion Five Hundred Million Japanese Yen (Y.17,500,000,000) (the "Total Purchase Price"). Such Total Purchase Price will be paid in United States Dollars, calculated using the exchange rate of One Hundred Japanese (Y.100) per One United States Dollar (US$1.00), in nine (9) individual payments, the aggregate of which will equal the Total Purchase Price. Such payments shall be made in the amounts and at the times set forth below:

                 Payment Date                     Payment Amount
                 ------------                     --------------
                 January 26, 1995*                  US$5,470,000
                 December 20, 1995                 US$16,405,000
                 December 20, 1996                 US$21,875,000
                 December 20, 1997                 US$21,875,000
                 December 20, 1998                 US$21,875,000
                 December 20, 1999                 US$21,875,000
                 December 20, 2000                 US$21,875,000
                 December 20, 2001                 US$21,875,000
                 December 20, 2002                 US$21,875,000
                                                  --------------
                             Total                US$175,000,000

         *Payment of January 26, 1995 to be received in Tokyo, Japan on January 27, 1995, Tokyo time. All other payments to be made such that they are received on December 20 at the place where such payments are received.

         2.2 Payment of Purchase Price. Subject to the terms and conditions set forth in this Agreement, Purchaser shall pay the Total Purchase Price, and thereby fully perform Purchaser's obligations under Section 2.1 of this Agreement, by delivering a promissory note issued by the Goldman Sachs Group, L.P., a Delaware limited partnership ("Goldman Sachs"), and payable to Seller in substantially the form of the attached Exhibit A (the "G/S Promissory Note"), pursuant to which Goldman Sachs will be required to pay directly to Seller the aggregate amount of One Hundred Seventy Five Million United States Dollars (US$175,000,000) over the course of the next eight (8) years.

         2.3 Defeasance. Subject to the terms and conditions set forth in this Agreement, Seller shall accept the G/S Promissory Note on the terms set forth in Sections 2.1 and 2.2 hereof and shall release and discharge Purchaser from Purchaser's obligations under Sections 2.1 and 2.2 hereof to pay the Total Purchase Price (and no other provision hereof), and thereby allow Purchaser to achieve a defeasance of its obligations to pay the Total Purchase Price.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

                 (a) Organization and Standing. Seller is a corporation duly organized and existing under the laws of Japan and is in good standing under such laws. Seller has the requisite corporate power to sell the Shares. Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its ability to sell the Shares.

                 (b) Title. Seller has, or at Closing will have, (i) good, marketable and valid title to the Shares and (ii) subject to Section
         1.3 hereof, full rights, power and authority to enter into this Agreement and to sell, assign, transfer and deliver all of the Shares, free and clear of any liens, encumbrances, security interests, equities and claims.

                 (c) Corporate Power. Subject to Section 1.3 hereof, Seller has all requisite corporate power to enter into this Agreement and will have at Closing all requisite legal and corporate power to enter into this Agreement, and to sell the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

                 (d) Authorization. Subject to Section 1.3 hereof, all corporate action on the part of Seller, its officers, directors and shareholders necessary for the sale of the Shares pursuant hereto and the performance of Seller's obligations hereunder has been taken or will be taken prior to Closing; and this Agreement, when executed and delivered by Seller, shall constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies may be limited by applicable law.

                 (e)      Compliance with Other Instruments.  Subject to
         Section 1.3 hereof, the execution, delivery and performance of this Agreement by Seller will not violate any term of its Articles of Incorporation, and will not result in the breach of or a default under, in any material respect, any contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which Seller is subject and a violation of which would have a material adverse effect on Seller's ability to fully perform this Agreement.

                 (f) Adequate Investigation. Seller represents and warrants to Purchaser that Seller has had access to such information as Seller has considered necessary to make a determination as to the sale of the Shares and, further, has had sufficient opportunity to make such inquiry into such information and to make such other inquiry as Seller deems necessary to verify the accuracy and the sufficiency of such information.

                 (g) Governmental Consents. No consent, approval (including, without limitation, approval for "Special Settlement Method" under Article 17 of the Foreign Exchange and Foreign Trade Control Law of Japan), order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Seller is required in connection with the valid execution, delivery or performance of this Agreement, or the agreements, instruments or documents evidenced as exhibits hereto, or the offer, sale and transfer of the Shares or consummation of any other transaction contemplated by this Agreement.

         3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

                 (a) Organization and Standing. Purchaser is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. Purchaser has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.
         Purchaser is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties.

                 (b) Corporate Power. Purchaser has all requisite corporate power to enter into this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

                 (c) Authorization. All corporate action on the part of Purchaser, its officers, directors and stockholders necessary for the purchase of the Shares pursuant hereto and the performance of Purchaser's obligations hereunder has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies may be limited by applicable law.

                 (d) Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the purchase of the Shares pursuant hereto, will not result in the breach of or in a default under, in any material respect, any contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which Purchaser is subject and a violation of which would have a material adverse effect on Purchaser's ability to fully perform this Agreement.

                 (e) Adequate Investigation. Purchaser represents and warrants to Seller that Purchaser has had access to such information as Purchaser has considered necessary to make a determination as to the purchase of the Shares and, further, has had sufficient opportunity to make such inquiry into such information and to make such other inquiry as Purchaser deems necessary to verify the accuracy and the sufficiency of such information.

                 (f) Investment Representations. This Agreement is made by Purchaser with Seller upon the understanding as a specific representation to Seller that:

                                  (i)  The Shares purchased hereunder will be
                 acquired for Purchaser's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same. Purchaser has not been organized for the purpose of investing in securities of NSI, although such investment is consistent with Purchaser's corporate purposes.

                                  (ii) Purchaser understands that the purchase of the Shares represents a speculative investment and Purchaser is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Purchaser's investment. Purchaser is aware of and has investigated NSI's business, management and financial condition, has had the opportunity to inspect NSI's facilities and has had access to such other information about NSI as Purchaser has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Shares.

                                  (iii)  Purchaser understands that the Shares
                 will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of Seller on such exemptions is predicated upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

                                  (iv)  Purchaser is experienced in evaluating
                 and investing in securities of similar companies and has made investments in securities other than those of NSI. Purchaser acknowledges that by reason of its business or financial experience, it has the ability to bear the economic risk of its investment pursuant to this Agreement.

                 (g) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity on the part of Purchaser is required in connection with the valid execution, delivery or performance of this Agreement, or the agreements, instruments or documents evidenced as exhibits hereto, or the offer, sale and transfer of the Shares or consummation of any other transaction contemplated by this Agreement; provided, however, that this representation and warranty specifically excludes approval required for "Special Settlement Method" under Article 17 of the Foreign Exchange and Foreign Trade Control Law of Japan.


                                   ARTICLE IV
                                    CLOSING

         4.1 Closing. The Closing of the transactions contemplated by this Agreement shall take place at 10:00 a.m. (California time) on January 26, 1995, or at such other time and date as may be mutually agreed upon in writing by the parties hereto (the "Closing"). The Closing shall be held at the offices of Graham & James, 5 Palo Alto Square, Suite 1000, 3000 El Camino Real, Palo Alto, California 94306, or at such other place as the parties may agree upon in writing.

         4.2     Obligations of Seller.  At the Closing, Seller shall:

                 (a) deliver a certificate signed by an executive officer or director of Seller certifying that all representations and warranties of Seller made in this Agreement are true and complete as of the date of Closing and that Seller has complied with all of its covenants as required by the terms and conditions of this Agreement;

                 (b) deliver a stock certificate or stock certificates representing the Shares, duly endorsed for transfer to Purchaser, along with executed assignments thereof and such other instruments or documents as shall be reasonably required to convey to Purchaser all right, title and interest of Seller to the Shares;

                 (c) deliver a certificate signed by a director of Seller certifying that no consents of any third party are necessary to consummate the transactions contemplated by this Agreement;

                 (d) deliver an opinion of special counsel to Seller, dated as of the Closing, from Yanagida, Nomura & Akai, substantially the same as the form of opinion attached hereto as Exhibit B; and

                 (e) deliver a receipt in the form of the attached Exhibit C, evidencing Seller's receipt of the G/S Promissory Note from Goldman Sachs.

         4.3     Obligations of Purchaser.  At the Closing, Purchaser shall:

                 (a) deliver a certificate signed by the Secretary of Purchaser certifying that all representations and warranties of Purchaser made in this Agreement are true and complete as of the date of the Closing and that Purchaser has complied with all of its covenants as required by the terms and conditions of this Agreement;

                 (b) deliver a certificate signed by the Secretary of Purchaser certifying that no consents of any third party are necessary to consummate the transactions contemplated by this Agreement;

                 (c)  deliver the G/S Promissory Note;

                 (d) deliver an opinion from Robert J. Katz, Esq., General Counsel of Goldman Sachs, dated as of the Closing, substantially the same as the form of opinion attached hereto as Exhibit D;

                 (e) deliver a receipt in the form of the attached Exhibit E, evidencing Purchaser's receipt of the certificate(s) representing the Shares;

                 (f) deliver an opinion of special counsel to Purchaser, Wilson, Sonsini, Goodrich and Rosati, dated as of the Closing, substantially the same as the form of opinion attached hereto as Exhibit F; and

                 (g) deliver an opinion of special counsel to Purchaser, Nagashima & Ohno, dated as of the Closing, substantially the same as the form of opinion attached hereto as Exhibit G.

         4.4 Post Closing Obligations. The parties hereto shall at their own cost and expense each execute and deliver such instruments and documents as may be reasonably required to give effect to the covenants specified in this Agreement.


                                   ARTICLE V
                               WITHHOLDING TAXES

         5.1 Withholding Taxes. Purchaser shall indemnify and hold harmless Seller from any and all United States income tax withheld or imposed with respect to payments under the G/S Promissory Note (the "Withholding Tax"); provided, however, that:

                 (a) Seller shall assert any and all claims for indemnification under this Section 5.1 (each, a "Claim") promptly after any Withholding Taxes are made or imposed, by delivering to Purchaser written notice setting forth the amount of such Withholding Tax, and Purchaser shall upon receipt of such notice promptly pay such amount; provided, however, that in the event a Japanese credit is available as determined pursuant to Section 5.1(b) hereof, Seller shall assert its right to indemnification under this Section 5.1 as provided in Section 5.1(b) hereof;

                 (b) Seller and Purchaser acknowledge that under existing Japanese tax law, Seller is not entitled to assert any right to a credit attributable to any Withholding Tax in connection with the G/S Promissory Note. In the event Japanese tax law changes such that Seller is entitled (at the time the subject Withholding Tax is made or imposed) to assert a credit applicable to such Withholding Tax, Seller shall not make any Claim for indemnification hereunder until Seller calculates the credit available with respect to such Withholding Tax (which credit shall be calculated using Seller's general tax practices) and once so calculated, shall reduce the amount by which Seller requests indemnification from Purchaser hereunder, whether or not Seller receives an economic benefit from such credit;

                 (c) At the time Seller makes a Claim under Section 5.1(b) hereof, Seller shall make available to Purchaser (on a confidential basis) all information reasonably necessary for Seller to confirm the Claim;

                 (d) No indemnification shall be required to the extent the Withholding Tax is withheld or imposed by reason of Seller's failure to provide Goldman Sachs with a statement (on form W-8) as required by Section 871(h)(5) (or successor provision) of the Internal Revenue Code of 1986, as amended to the date hereof; and

                 (e) Purchaser shall not be required to indemnify Seller for Withholding Taxes if Seller and Goldman Sachs amend the terms of the G/S Promissory Note such that it is no longer in "registered form" within the meaning of Section 871(h)(2)(A)(i) (or successor provision) of the Internal Revenue Code of 1986, as amended to the date hereof.

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1 Governing Law. This Agreement shall be construed in accordance with the laws of Japan without regard to principles of the conflicts of law.

         6.2 Survival. The representations and warranties of the parties under Article III hereof shall survive for two (2) years after all amounts payable under the G/S Promissory Note have been paid in full.

         6.3 Assignment. Notwithstanding any other provisions of this Agreement, this Agreement shall be binding upon the parties hereto and their respective successors and assigns, and inure to the benefit of (i) the parties hereto, (ii) their respective successors by means of merger or consolidation or a sale of substantially all of their business and assets, and (iii) the respective assigns of the parties hereto if the assignment to such assignee took place with the prior written consent of the other party.

         6.4 Severability. If any Section of this Agreement is deemed to be unlawful or invalid, then that Section shall be severed from this Agreement, but the remaining Sections and this Agreement as a whole shall remain in effect and be binding on both parties.

         6.5     Notices.

                 (a) All notices, requests, demands and other communications under this Agreement or in connection herewith ("Notice") shall be given to or made upon the respective parties as follows:

         To Seller:       Kawasaki Steel Corporation
                          Hibiya Kokusai Building
                          2-3, Uchisaiwaicho 2-chome
                          Chiyoda-ku, Tokyo 100
                          Japan
                          Facsimile:  03-3597-3634
                          Telephone:  03-3597-4615
                          Attention:  General Manager Planning
                                      and Coordination Department,
                                      LSI Division
                          with a copy to:

                          Graham & James
                          5 Palo Alto Square - Suite 1000
                          3000 El Camino Real
                          Palo Alto, CA 94306
                          U.S.A.
                          Facsimile: 415-856-3619
                          Telephone: 415-856-6500
                          Attention:  Robert E. Patterson, Esq.

         To Purchaser:    LSI Logic Corporation
                          1551 McCarthy Boulevard
                          Milpitas, CA 95035
                          U.S.A.
                          Facsimile:  408-433-6896
                          Telephone:  408-433-8000
                          Attention:  General Counsel

                          with a copy to:

                          Wilson, Sonsini, Goodrich & Rosati
                          650 Page Mill Road
                          Palo Alto, CA 94304
                          U.S.A.
                          Facsimile:  415-493-6811
                          Telephone:  415-493-9300
                          Attention:  Judith M. O'Brien, Esq.

                 (b) All notices, requests, demands, claims, or other communications hereunder shall be made in writing and sent to the addressee and persons set forth above by international courier or airmail, return receipt requested, (or by any other means, including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail, if sent the same day by international courier or airmail, return receipt requested), and such notices, requests, demands, claims, or other communications shall be deemed to have been duly given when sent upon sender's receipt of the addressee's receipt of the international courier or airmail dispatch, or in the absence of such receipt, when actually received by its intended recipient.

                 (c) Any party may, by written Notice to the other, alter its address or respondent, and such Notice shall be considered to have been given ten (10) days after such Notice is given pursuant to this
         Section 6.5.

         6.6 Headings. The headings to the Sections of this Agreement have been inserted only to facilitate reference and shall not be considered to be of any significance whatsoever in the construction or interpretation of this Agreement.

         6.7 Singular Includes Plural. Words used in the singular in this Agreement shall also mean the plural and vice versa where the context so requires.

         6.8 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party; provided, however, that such approval shall not be unreasonably withheld.

         6.9 Entire Agreement. This Agreement and the exhibits hereto incorporate the entire understanding of the parties with respect to the subject matter of this Agreement and merge all prior agreements and understandings between the parties, whether oral or written, with respect to this subject matter.

         6.10 Dates and Times. The dates and times specified herein shall be local time in Milpitas, California, unless otherwise specified.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Palo Alto, California, on the date first above written, by their respective officers.


                                           LSI LOGIC CORPORATION


                                           By:  /s/ Albert A. Pimentel
                                                ----------------------
                                           Its:
                                                ----------------------


                                           KAWASAKI STEEL CORPORATION


                                           By:  /s/ Masashi Tomishima
                                                ----------------------
                                           Its:
                                                ----------------------

         EACH HOLDER OF THIS NOTE COVENANTS AND AGREES THAT THE OBLIGATIONS OF THE GOLDMAN SACHS GROUP, L.P. ("GS GROUP") UNDER THIS NOTE SHALL BE WITHOUT RECOURSE TO ANY PARTNER, OR ANY ASSIGNEE OF ANY PARTNER, OF GS GROUP, ANY CONTROLLING PERSON THEREOF OR ANY SUCCESSOR TO ANY THEREOF, AND NO SUCH PERSON SHALL HAVE ANY LIABILITY WITH RESPECT HERETO.

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF. THIS NOTE MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (X) WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) (A) TO INVESTORS WHICH ARE "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT, (B) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO GS GROUP THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER,
(C) WITH THE CONSENT OF GS GROUP, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD, AND (D) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR (Y) OUTSIDE THE UNITED STATES AND TO A NON-U.S. PERSON (A) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO GS GROUP THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UNDER REGULATION S OF THE SECURITIES ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER, (B) WITH THE CONSENT OF GS GROUP, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD, AND (C) IN ACCORDANCE WITH ALL APPLICABLE LAW. FURTHERMORE, THIS NOTE MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN WHOLE, AND NOT IN PART.

No. 6465

                         THE GOLDMAN SACHS GROUP, L.P.
                                Promissory Note

                                                  Date of Note: January 26, 1995

The Goldman Sachs Group, L.P., a Delaware limited partnership, for value received, hereby promises to pay to Kawasaki Steel Corporation, a Japanese corporation ("KSC"), or registered assigns the principal amounts set forth on Schedule A attached hereto on the dates set forth thereon.

Except for payment of the amounts set forth on Schedule A hereto on the dates set forth thereon, this Note is not prepayable by GS Group, in whole or in part, without the prior written consent of the holder hereof.

All payments hereunder shall be made by wire transfer of immediately available funds to an account of the holder hereof in Tokyo or New York City designated in writing by the holder hereof at least three Business Days prior to the scheduled date of such payment. For purposes of this Note, "Business Day" means any day other than a Saturday, Sunday, or a day on which banks are not open for business in New York City or Tokyo or a day on which the New York Stock Exchange is closed. All payments hereunder will be initiated by a GS Group branch or office located in the United States.

Any payment hereunder which is stated to be due on a day which is not a Business Day shall be due and payable on the immediately preceding Business Day.

The person in whose name this Note is registered on the books of GS Group shall be deemed to be the owner for all purposes whatsoever, and GS Group, shall not be affected by any notice or writing to the contrary. GS Group covenants and agrees that this Note will be registered on the books of GS Group in the name of KSC. The holder hereof agrees by accepting this Note that this Note may not be sold, transferred, pledged or hypothecated except as set forth above. Subject to the preceding sentence, transfer of ownership of this Note may be registered at the principal office of GS Group. By its acquisition of this Note, the holder hereof hereby acknowledges that this Note does not give it any right to obtain the principal amount thereof on demand.

If any one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

         (a) if GS Group defaults in the due and punctual payment of any scheduled payment on this Note, when and as the same shall become due and payable, and such default shall have continued for three Business Days, regardless of whether or not the holder hereof provides any notice of such nonpayment; or

         (b) if GS Group defaults in the performance of or compliance with any other term contained in this Note and such default shall not have been remedied within 10 days after written notice thereof, specifying such default and requiring it to be remedied, shall have been given to GS Group by the holder hereof; or

         (c) if GS Group shall fail to make any payment at maturity, including any applicable grace period, in respect of any indebtedness for borrowed money (other than non-recourse indebtedness and this Note) of GS Group ("Debt") in an amount in excess of $25,000,000 for a period of 30 days after written notice thereof shall have been given to GS Group by the holder hereof, or if a default shall have occurred with respect to any Debt results in the acceleration of such Debt in an amount in excess of $25,000,000 without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof shall have been given to GS Group by the holder hereof; provided, however, that if any such failure, default or acceleration referred to in this clause (c) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof will be deemed likewise to have thereupon been cured; or

         (d) if an involuntary case or other proceeding shall be commenced against GS Group seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Federal or State bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in any such event, for a period of 60 days or

         (e) if GS Group shall commence a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or shall consent to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy of insolvency case or proceeding against it, or if it shall file a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of GS Group or any substantial part of its property, or shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action; or

         (f) if a final judgment which, with other final judgments against GS Group, exceeds an aggregate of $10,000,000 shall be rendered against GS Group by a court of competent jurisdiction in the United States and if, within 60 days after the entry thereof, such judgment shall not have been discharged or satisfied or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any stay, such judgment shall not have been discharged or satisfied;

then and in any such event the holder hereof may at its option, exercised by written notice given at any time (unless all Events of Default shall theretofore have been remedied) to GS Group, declare the sum of the amount of any defaulted payment, if any, under this Note plus the Discounted Amount (as defined below) of the remaining scheduled payments under this Note (the "Default Amount") to be due and payable, whereupon the same shall mature and become payable, without the necessity of any presentment, demand, protest or further notice, all of which are hereby waived by GS Group; provided, that upon the happening of any event specified in clause
(d) or (e) above the Default Amount shall automatically become immediately due and payable, all without declaration or any notice to GS Group.

For purposes of this Note, the "Discounted Amount" of the remaining scheduled payments under this Note shall mean the aggregate present value, as of the LIBOR Determination Date (as defined below), of such remaining scheduled payments, determined by discounting each such remaining payment in accordance with generally accepted financial practice on an annual basis at LIBOR (as defined below) from the respective dates on which such scheduled payments would have been payable under this Note. For purposes of this Note, "LIBOR" means, with respect to any remaining scheduled payment under this Note, the rate determined by GS Group on the basis of the rates at approximately 11:00 A.M., London time, on the LIBOR Determination Date (as defined below), at which deposits in U.S. dollars having the Specified Maturity (as defined below) are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by GS Group, commencing on the second London business day following the LIBOR Determination Date and in a principal amount equal to an amount that in GS Group's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). GS Group will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to the LIBOR Determination Date will be calculated by reference to the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to the LIBOR Determination Date will be calculated by reference to the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on the LIBOR Determination Date, by three major banks in New York City, selected by GS Group, for loans in U.S. dollars to leading European banks having the Specified Maturity, commencing on the LIBOR Determination Date and in a Representative Amount. For purposes of this Note, "LIBOR Determination Date" shall mean the date on which the Default Amount shall become due and payable pursuant to the preceding paragraph, or, if such day is not a Calculation Business Day, the next succeeding day which is a Calculation Business Day, "Calculation Business Day" shall mean any day that is (x) a Business Day and (y) a day on which dealings in deposits in dollars are transacted in the London interbank market, and "Specified Maturity" shall mean, with respect to any remaining scheduled payment under this Note, the period of time from the date on which the Default Amount shall become due and payable pursuant to the preceding paragraph to the date on which such scheduled payment was originally scheduled to be due and payable under this Note as specified on Schedule A hereto.

This Note shall not bear interest except from and following the date on which the Default Amount shall become due and payable pursuant to the second preceding paragraph, in which case the Default Amount shall bear interest, payable on demand, at a rate per annum (on the basis of a 360 day year for the actual number of days involved) equal to the sum of Citibank, N.A.'s prime rate plus 2%. Such interest shall be compounded quarterly.

GS Group covenants and agrees that, forthwith upon any partner on the Management Committee of GS Group obtaining any knowledge of any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default, GS Group will deliver to KSC a certificate executed by two partners specifying the nature and period of existence thereof and what action GS Group has taken or is taking or proposes to take with respect thereto.

GS Group may not assign its rights nor delegate its obligations under this Note, in whole or in part, without the prior written consent of the registered holder hereof, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of GS Group's rights and obligations hereunder in whatever form GS Group determines may be appropriate to a Successor Entity. For purposes of this paragraph, a "Successor Entity" means a partnership, corporation, trust, or other organization organized under the laws of the United States of America, any State thereof or the District of Columbia in whatever form that succeeds to all or substantially all of GS Group's assets and business and that assumes all of GS Group's obligations hereunder by contract, operation of law or otherwise; provided, that, such Successor Entity shall have a long-term unsubordinated debt rating that is not lower than the lessor of (i) A+ from Standard & Poor's Ratings Group ("S&P") and A1 from Moody's Investors Service ("Moody's") and (ii) the rating of GS Group immediately prior to such assignment, delegation and assumption. Upon any such assignment, delegation and assumption of obligations, GS Group shall be relieved of and fully discharged from all its obligations hereunder, whether such obligations arose before or after such assignment, delegation and assumption.

GS Group represents and warrants to KSC that:

         (a) GS Group is a limited partnership formed and validly existing and in good standing under the law of the State of Delaware and has all requisite power and authority under such law to own its property and to carry on its business as now being conducted.

         (b) GS Group has full power and authority to issue this Note and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of the general or limited partners of GS Group or of any governmental or administrative authority, instrumentality or agency which has not been obtained is required as a condition to the validity of this Note.

         (c) This Note constitutes the valid and legally binding obligation of GS Group enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (d) There is no statute, regulation, rule, order or judgment, no partnership provision of GS Group, and no provision of any mortgage, indenture, contract or agreement binding on GS Group or affecting its property, which would conflict with or prevent the execution, delivery or carrying out of the terms of this Note, and no consents or waivers of other lenders to GS Group are required for the execution, delivery or carrying out of the terms of this Note.

         (e) At January 26, 1995, GS Group's long-term unsubordinated debt rating from S&P and Moody's is A+ and A1, respectively.

All notices, requests, demands and other communications under this Note or in connection herewith ("Notices") shall be given to or made upon KSC or GS Group, as applicable, as follows:

To KSC:                    Kawasaki Steel Corporation
                           Hibiya Kokusai Building
                           2-3, Uchisaiwaicho 2-chome
                           Chiyoda-ku, Tokyo 100
                           Japan
                           Telex:  222-3673 KWST TJ
                           Facsimile:  03-3597-3634
                           Telephone:  03-3597-4617
                           Attention:  General Manager Planning and Coordinating
                                       Department, LSI Division

                           with a copy to:

                           Graham & James
                           5 Palo Alto Square - Suite 1000
                           3000 El Camino Real
                           Palo Alto, California 94306
                           Facsimile: (415) 856-3619
                           Telephone: (415) 856-6500

                           Attention:  Robert E. Patterson, Esq.

To GS Group:               The Goldman Sachs Group, L.P.
                           85 Broad Street
                           New York, New York 10004
                           Facsimile:  (212) 902-3325
                           Telephone:  (212) 902-1000
                           Attention:  Treasury Department

All notices shall be in writing, and shall be sent by airmail, return receipt requested, or telex or facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed. KSC or GS Group may, by written Notice to the other, alter its address or respondent, and such Notice shall be considered to have been given ten (10) days after such Notice is given pursuant to this paragraph.

GS Group will make all payments under this Note without regard to any defenses, claims, counterclaims or rights of set-off which LSI Logic Corporation, a Delaware corporation ("LSI"), may have, now or in the future, (x) under the Stock Purchase Agreement dated as of January 20, 1995, or the Relationship Modification Agreement dated as of January 20, 1995, each between LSI and KSC, or (y) against KSC.

GS Group agrees, in the case of an Event of Default, to pay all reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred by the holder hereof in connection with the enforcement of any provision of, and the collection of, this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. GS GROUP AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS NOTE.



                                                THE GOLDMAN SACHS GROUP, L.P.

                                                /s/ David Vinar
                                                -----------------------------
                                                    Authorized Signer

                                  SCHEDULE A

      Date                                                         Amount
      ----                                                         ------

January 27, 1995                                              U.S.$  5,470,000

December 20, 1995                                             U.S.$ 16,405,000

December 20, 1996                                             U.S.$ 21,875,000

December 20, 1997                                             U.S.$ 21,875,000

December 20, 1998                                             U.S.$ 21,875,000

December 20, 1999                                             U.S.$ 21,875,000

December 20, 2000                                             U.S.$ 21,875,000

December 20, 2001                                             U.S.$ 21,875,000

December 20, 2002                                             U.S.$ 21,875,000
                                                              ----------------
TOTAL                                                         U.S.$175,000,000

         NOTE PURCHASE AGREEMENT dated as of January 26, 1995, between The Goldman Sachs Group, L.P. ("GS Group") and LSI Logic Corporation ("LSI").

WHEREAS, LSI and Kawasaki Steel Corporation ("KSC") are parties to a Stock Purchase Agreement dated as of January 26, 1995 (the "Stock Purchase Agreement"), pursuant to which KSC shall sell to LSI 40,910 shares of Common Stock of Nihon Semiconductor, Inc. (the "Shares");

WHEREAS, pursuant to such Stock Purchase Agreement LSI has agreed to purchase from GS Group and deliver to KSC a $175,000,000 principal amount Promissory Note of GS Group, which Promissory Note shall constitute LSI's payment to KSC for the Shares being sold to LSI by KSC; and

WHEREAS, LSI and GS Group desire to enter into an agreement pursuant to which LSI agrees to purchase, and GS Group agrees to issue and deliver to KSC, such a Promissory Note.

NOW, THEREFORE, the parties do hereby agree as follows:

1. LSI hereby agrees to purchase from GS Group, and GS Group agrees to sell to LSI and deliver to KSC, a $175,000,000 principal amount Promissory Note of GS Group in the form of Exhibit A hereto (the "Note"), at a purchase price of $125,903,000, and on the further terms and conditions set forth in this Agreement.

2. LSI will purchase the Note from GS Group on January 26, 1995 (the "Delivery Date"). LSI hereby requests that the Note be registered in the name of KSC and delivered to KSC on the Delivery Date.

3. Payment for the Note which LSI has agreed to purchase on the Delivery Date shall be made to GS Group on the Delivery Date by wire transfer of immediately available funds to a bank account specified by GS Group. Upon receipt of such payment by GS Group, GS Group shall issue the Note and deliver it to KSC.

4. The obligation of GS Group to issue and deliver the Note on the Delivery Date shall be subject to GS Group's having received (i) payment for the Note, (ii) a copy of the Purchaser Letter attached hereto as Exhibit B duly executed by LSI and (iii) a copy of the Purchaser Letter attached hereto as Exhibit C duly executed by KSC.

5.       LSI represents and warrants to GS Group that:

         (a) LSI has full power and authority to enter into this Agreement, to purchase the

Note and to deliver it to KSC and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of the shareholders of LSI or of any governmental or administrative authority, instrumentality or agency which has not been obtained is required as a condition to the validity of this Agreement.

         (b) This Agreement constitutes the valid and legally binding obligation of LSI enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) There is no statute, regulation, rule, order or judgment, no charter or by-law provision of LSI, and no provision of any mortgage, indenture, contract or agreement binding on LSI or affecting its property, which would conflict with or prevent the execution, delivery or carrying out of the terms of this Agreement, and no consents or waivers of creditors of LSI are required for the execution, delivery or carrying out of the terms of this Agreement.

6.       GS Group represents and warrants to LSI that:

         (a) GS Group has full power and authority to enter into this Agreement, to issue the Note and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action. No consent or approval of the partners of GS Group or any governmental or administrative authority, instrumentality or agency which has not been obtained is required as a condition to the validity of this Agreement or the Note.

         (b) This Agreement constitutes, and the Note when issued and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of GS Group enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) There is no statute, regulation, rule, order or judgment, no partnership provision of GS Group, and no provision of any mortgage, indenture, contract or agreement binding on GS Group or affecting its property, which would conflict with or prevent the execution, delivery or carrying out of the terms of this Agreement or the Note, and no consents or waivers of other lenders to GS Group are required for the execution, delivery or carrying out of the terms of this Agreement or the Note.

7. This Agreement may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If this Agreement is acceptable to LSI, it is requested that LSI sign the form of acceptance below and deliver one of the counterparts hereof to GS Group. This will become a binding contract between LSI and GS Group when such counterpart is so delivered by LSI.



                                        Very truly yours,

                                        THE GOLDMAN SACHS GROUP, L.P.



                                        By: /s/ David Vinar
                                            -------------------------
                                        Name:   David Vinar
                                        Title:  General Partner


Accepted and Agreed:

LSI LOGIC CORPORATION



By: /s/ Vincent A. McCord
    ------------------------
Name:   Vincent A. McCord
Title:  Vice President, Corporate Controller